Exhibit 99

Form 3 - Joint Filer Information

Name:         Frost Gamma Investments Trust

Address:    4400 Biscayne Boulevard
15th Floor
Miami, Florida 33137

Designated Filer: Phillip Frost, M.D.

Issuer and Ticker Symbol:     Modigene Inc. (MODG.OB)

Date of Event Requiring Statement:     March 25, 2008

Signature:

/s/ Phillip Frost, M.D., Trustee
Phillip Frost, M.D., Trustee

/s/ Phillip Frost
Phillip Frost, M.D.